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                                                      Registration No. 333-41898

    As filed with the Securities and Exchange Commission on November 13, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         AFFINITY TECHNOLOGY GROUP, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                            57-0991269
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                          1201 Main Street, Suite 2080
                               Columbia, SC 29201
                                 (803) 758-2511
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            -------------------------

                                 Joseph A. Boyle
         President, Chief Executive Officer and Chief Financial Officer
                         Affinity Technology Group, Inc.
                          1201 Main Street, Suite 2080
                         Columbia, South Carolina 29201
                                 (803) 758-2511
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:
                                 David W. Dabbs
                        Robinson, Bradshaw & Hinson, P.A.
                       101 North Tryon Street, Suite 1900
                         Charlotte, North Carolina 28246

                            -------------------------

     Approximate date of commencement of the proposed sale to the public: Not applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



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     This post-effective amendment is filed pursuant to Item 512(a)(3) under the
Securities Act of 1933, as amended, to terminate the offering of securities registered pursuant to the Registration Statement on Form S-3 (333-41898), and to remove from registration 969,696 shares of the Registrant's common stock previously registered for sale pursuant thereto.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbia, State of South Carolina, on November 13, 2001.

                                     AFFINITY TECHNOLOGY GROUP, INC.


                                     By: /s/ Joseph A. Boyle
                                         ---------------------------------------
                                         Joseph A. Boyle
                                         President, Chief Executive Officer and
                                         Chief Financial Officer



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     Pursuant to the requirements of the Securities Act of 1933, this
Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

         Signature                   Title                           Date
         ---------                   -----                           ----

/s/ Joseph A. Boyle         President, Chief Executive         November 13, 2001
--------------------------  Officer and Chief Financial
Joseph A. Boyle             Officer and Director (Principal
                            Executive Officer, Principal
                            Financial Officer and Principal
                            Accounting Officer)

                            Director
--------------------------
Alan H. Fishman

/s/ Robert M. Price*        Director                           November 13, 2001
--------------------------
Robert M. Price

/s/ Peter R. Wilson*        Director                           November 13, 2001
--------------------------
Peter R. Wilson

* By:  /s/Joseph A. Boyle
       -------------------
       Joseph A. Boyle
       Attorney-in-Fact